EXHIBIT 99.3(d)


             IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                        IN AND FOR NEW CASTLE COUNTY

          -----------------------------------x
                                             :
          ALAN FRIEDMAN,                     :
                                             :
                              Plaintiff,     :
                                             :  Civil Action No.
                    - against -              :
                                             :  CLASS ACTION COMPLAINT
          ROBERT L. JOHNSON, JOHN C. MALONE, :         15924 NC
          DENZEL WASHINGTON, DELANO E.       :
          LEWIS, SHELIA CRUMP JOHNSON, BET   :
          HOLDINGS, INC., and LIBERTY MEDIA  :
          CORPORATION,                       :
                                             :
                              Defendants.    :
                                             :
          -----------------------------------x

                    Plaintiff, by his attorneys, Rosenthal,
          Monhait, Gross & Goddess, P.A., for his complaint against defendants, alleges upon information and belief, except for paragraph 2 hereof, which is alleged upon knowledge, as follows:

                    1. Plaintiff brings this action pursuant to Rule 23 of the Rules of the Court of Chancery on his behalf and as a class action on behalf of all persons, other than defendants and those in privity with them, who own the common stock of BET Holdings, Inc., ("BET" or the "Company").

                    2.   Plaintiff has been the owner of the
          common stock of the Company since prior to the transaction herein complained of and continuously to date.

                    3.   BET is a corporation duly organized and
          existing under the laws of the State of Delaware. The Company is a holding company with subsidiaries that operate a cable television network which offers Black oriented programming, publish general lifestyle magazines aimed at Black American teenagers and participates in joint ventures that produce and distribute, independent feature films, mini-series and situation comedies.

                    4.   Defendant Liberty Media Corporation
          ("Liberty") is the record owner of approximately 18.1 percent of the Company's outstanding common stock and
          26.3 percent of the Company's outstanding voting shares.

                    5.   Defendant Robert L. Johnson ("Johnson")
          is the Chairman and Chief Executive officer of BET and currently owns or controls approximately 21.8 percent of the Company's outstanding common shares and 65.7 percent of the Company's voting shares.

                    6.   Defendants John C. Malone, Denzel
          Washington, Delano E. Lewis, and Sheila Crump Johnson are the Directors of BET and are selected by Liberty and Johnson.

                    7. The individual defendants and Liberty by reason of their corporate directorships, executive positions and voting power, respectively, stand in a fiduciary position relative to the Company's public shareholders and owe the public shareholders of BET the highest duties of good faith, fair dealing, due care, loyalty, and candid disclosure.

                          CLASS ACTION ALLEGATIONS

                    8.   Plaintiff brings this action on his own
          behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of all security holders of the Company (except the defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants) and their successors in interest, who are or will be threatened with injury arising from defendants' actions as more fully described herein.

                    9.   This action is properly maintainable as
          a class action because:

                         (a)  The class is so numerous that
          joinder of all members is impracticable. As of June 9, 1997, there were approximately 10,013,755 shares of BET common stock outstanding, of which approximately 71.4 percent are owned by holders other than defendants Liberty and Johnson and/or directors and officers of the Company.

                    10.  There are questions of law and fact
          which are common to the class including, inter alia, the following: (a) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the members of the class; (b) whether defendants are pursuing a scheme and course of business designed to eliminate the public securities holders of BET in violation of the laws of the State of Delaware in order to enrich Liberty and Johnson at the expense and to the detriment of the plaintiff and the other public stockholders who are members of the class;
          (c) whether the said proposed acquisition, hereinafter described, constitutes a breach of the duty of fair dealing with respect to the plaintiff and the other members of the class; and (d) whether the class is entitled to injunctive relief or damages as a result of the wrongful conduct committed by defendants.

                    11.  Plaintiff is committed to prosecuting
          this action and has retained competent counsel experienced in litigation of this nature. The claims of the plaintiff are typical of the claims of other members of the class and plaintiff has the same interests as the other members of the class. Plaintiff will fairly and adequately represent the class.

                    12.  Defendants have acted in a manner which
          affects plaintiff and all members of the class, thereby making appropriate injunctive relief and/or corresponding declaratory relief with respect to the class as a whole.

                    13.  The prosecution of separate actions by
          individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class, which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would, as a practical matter, be dispositive of the interests of other members or substantially impair or impede their ability to protect their interests.

                          SUBSTANTIVE ALLEGATIONS

                    14.  On September 11, 1997, Liberty and
          Johnson announced that they had offered to purchase all of the outstanding common shares of BET which they did not already own for $48.00 per share in cash.

                    15. The price of $48.00 per share to be paid to the class members is unfair and inadequate because, among other things: (a) the intrinsic value of the stock of BET is materially in excess of $48.00 per share, giving due consideration to the possibilities of growth and profitability of BET in light of its business, earnings and earnings power, present and future; and (b) the $48.00 per share price is not the result of arm's length negotiations but has been fixed arbitrarily by Liberty and Johnson to "cap" the market price of BET's stock, as part of a plan for Liberty and Johnson to obtain complete ownership of BET's assets and business at the lowest possible price.

                    16.  The proposed bid serves no legitimate
          business purpose of BET but rather is an attempt by defendants to unfairly benefit Liberty and Johnson from the transaction at the expense of BET's public stockholders. The proposed plan will, for a grossly inadequate consideration, deny plaintiff and the other members of the class their right to share proportionately in the future success of BET and its valuable assets, while permitting Liberty and Johnson to reap huge benefits from the transaction.

                    17.  By reason of the foregoing acts,
          practices and course of conduct, Liberty and Johnson have breached and continue to breach their duties as controlling stockholders of BET, and the individual defendants have breached and will continue to breach their duties as directors of BET and are engaging in improper overreaching in attempting to carry out the proposed transaction.

                    18.  Plaintiff and the class have suffered
          and will suffer irreparable damage unless defendants are enjoined from breaching their fiduciary duties and from carrying out the aforesaid plan and scheme. 16. Plaintiff and the other members of the class have no adequate remedy at law.

                    WHEREFORE, plaintiff demands judgment against the defendants jointly and severally, as follows:

                    (1)  declaring this action to be a class
          action and certifying plaintiff as class representative;

                    (2)  enjoining, preliminarily and
          permanently, Liberty and Johnson's offer for acquisition of the BET stock owned by plaintiff and the other members of the class under the terms presently proposed;

                    (3)  to the extent, if any, that the
          transaction or transactions complained of are consummated prior to the entry of this Court's final judgment, rescinding such transaction or transactions, or granting, inter alia, rescissory damages;

                    (4)  directing that defendants pay to
          plaintiff and the other members of the class all damages caused to them and account for all profits and any special benefits obtained as a result of their unlawful conduct;

                    (5)  awarding the plaintiff the costs and
          disbursements of this action, including a reasonable allowance for the fees and expenses of plaintiff's attorneys and experts, and

                    (6) granting plaintiff and the other members of the class such other and further relief as may be just and proper.

                              ROSENTHAL, MONHAIT, GROSS
                                & GODDESS, P.A.

                              By:________________________________
                                 P.O. Box 1070
                                 919 N. Market Street
                                 Suite 1401
                                 Mellon Bank Center
                                 Wilmington, Delaware 19801
                                 (302) 656-4433

                                 Attorneys for Plaintiff

          OF COUNSEL:

          BERNSTEIN LIEBHARD & LIFSHITZ
          274 Madison Avenue
          New York, NY  10016
          (212) 779-1414